Exhibit 99.1

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Delta Reports Financial and Operating Performance for May 2015

ATLANTA, June 2, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for May 2015.

Consolidated passenger unit revenue (PRASM) for the month of May decreased 5.5 percent year over year, with roughly half of the decline due to foreign exchange pressure and lower surcharges in international markets and the remainder from lower domestic yields. Delta now expects consolidated PRASM for the June quarter to decline approximately 4 to 5 percent, with the change from previous guidance a result of lower than expected close in domestic business yields.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
May consolidated PRASM change year over year	(5.5%)
May mainline completion factor	99.8%
May on-time performance (preliminary DOT A14)	87.3%

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 335 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jun. 2, 2015, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	May 2015	May 2014	Change		May 2015	May 2014	Change

RPMs (000):
Domestic	10,875,169	10,495,641	3.6%		49,292,194	47,319,834	4.2%
Delta Mainline	9,093,711	8,595,913	5.8%		40,943,039	38,636,389	6.0%
Regional	1,781,458	1,899,728	(6.2%)		8,349,154	8,683,445	(3.8%)
International	7,342,706	7,239,524	1.4%		32,026,586	31,592,681	1.4%
Latin America	1,547,284	1,444,870	7.1%		8,396,869	7,706,608	9.0%
Delta Mainline	1,516,378	1,410,517	7.5%		8,237,527	7,551,804	9.1%
Regional	30,907	34,353	(10.0%)		159,342	154,804	2.9%
Atlantic	3,736,442	3,735,667	0.0%		13,958,015	14,031,543	(0.5%)
Pacific	2,058,979	2,058,987	(0.0%)		9,671,701	9,854,530	(1.9%)
Total System	18,217,875	17,735,165	2.7%		81,318,780	78,912,515	3.0%

ASMs (000):
Domestic	12,509,736	12,045,551	3.9%		58,293,849	55,845,630	4.4%
Delta Mainline	10,353,928	9,736,024	6.3%		47,679,547	44,816,782	6.4%
Regional	2,155,808	2,309,527	(6.7%)		10,614,302	11,028,848	(3.8%)
International	8,810,700	8,449,488	4.3%		39,922,356	38,128,615	4.7%
Latin America	1,897,905	1,765,448	7.5%		10,336,257	9,252,256	11.7%
Delta Mainline	1,858,792	1,719,042	8.1%		10,124,411	9,040,927	12.0%
Regional	39,113	46,406	(15.7%)		211,846	211,329	0.2%
Atlantic	4,524,248	4,245,203	6.6%		18,009,357	17,082,725	5.4%
Pacific	2,388,547	2,438,837	(2.1%)		11,576,742	11,793,634	(1.8%)
Total System	21,320,436	20,495,039	4.0%		98,216,205	93,974,245	4.5%

Load Factor:
Domestic	86.9%	87.1%	(0.2)	pts	84.6%	84.7%	(0.1)	pts
Delta Mainline	87.8%	88.3%	(0.5)	pts	85.9%	86.2%	(0.3)	pts
Regional	82.6%	82.3%	0.3	pts	78.7%	78.7%	0.0	pts
International	83.3%	85.7%	(2.4)	pts	80.2%	82.9%	(2.7)	pts
Latin America	81.5%	81.8%	(0.3)	pts	81.2%	83.3%	(2.1)	pts
Delta Mainline	81.6%	82.1%	(0.5)	pts	81.4%	83.5%	(2.1)	pts
Regional	79.0%	74.0%	5.0	pts	75.2%	73.3%	1.9	pts
Atlantic	82.6%	88.0%	(5.4)	pts	77.5%	82.1%	(4.6)	pts
Pacific	86.2%	84.4%	1.8	pts	83.5%	83.6%	(0.1)	pts
Total System	85.4%	86.5%	(1.1)	pts	82.8%	84.0%	(1.2)	pts

Mainline Completion Factor	99.8%	99.9%	(0.1)	pts

Passengers Boarded	15,550,763	15,085,043	3.1%		70,338,694	67,668,569	3.9%

Cargo Ton Miles (000):	182,731	198,866	(8.1%)		911,451	912,462	(0.1%)

[a]Results include flights operated under contract carrier arrangements

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